     As filed with the Securities and Exchange Commission on August 9, 2002.
                                                    Registration No. 333-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                      ------------------------------------

                                 PRESSTEK, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                       02-0415170
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

                               55 Executive Drive
                           Hudson, New Hampshire 03051
               (Address of Principal Executive Offices) (Zip Code)

                      ------------------------------------

                        2002 Employee Stock Purchase Plan
                            (Full title of the plan)

                      ------------------------------------

                                Edward J. Marino
                      Chief Executive Officer and President
                                 Presstek, Inc.
                               55 Executive Drive
                                Hudson, NH 03051
                                 (603) 595-7000
           (Name and address including zip code and telephone number, including area code, of agent for service)

                      ------------------------------------

                                    Copy to:

                                  John Hession
                                      and
                                 Michael Innes
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

                  --------------------------------------------


================================================================================

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                         Proposed      Proposed
                                                          Maximum       Maximum
                                             Amount      Offering      Aggregate     Amount of
Title of Securities                           to be      Price Per     Offering     Registration
to be Registered                           Registered      Share         Price         Fee(2)
------------------------------------------------------------------------------------------------

2002 Employee Stock Purchase Plan           950,000      $3.20(1)     $3,040,000      $279.68
Common Stock (Par Value $.01 Per Share)

TOTAL:                                      950,000                                   $279.68
------------------------------------------------------------------------------------------------

(1) The price of $3.20 per share, which is the average of the high and low prices of the common stock of the registrant reported on the Nasdaq National Market on August 5, 2002, is set forth solely for purposes of calculating the filing fee pursuant to Rule 457(c) and (h) and has been used only for those shares without a fixed exercise price.

(2) Calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "COMMISSION") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Commission are incorporated by reference in this registration statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2001, as filed with the Commission pursuant to
               Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), which contains audited financial statements for the fiscal year ended December 29, 2001;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 30, 2002, as filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains unaudited financial statements for the fiscal quarter ended March 30, 2002; and

         (c) The description of the Registrant's Common Stock, par value $.01 per share, contained in the section entitled "Description of Registrant's Securities to be Registered," contained in the Registrant's registration statement on Form 8-A, filed with the Commission on March 22, 1989, including any amendment or report filed for the purpose of updating the description of the Registrant's Common Stock.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to the provisions of Section 145 of the Delaware General Corporation Law ("DGCL"), the Registrant has the power to indemnify certain persons, including its officers and directors, under stated circumstances and subject to certain limitations, for liabilities incurred in connection with services performed in good faith for the Registrant or for other organizations at the request of the Registrant.

         Article Ninth of the Registrant's Amended and Restated Certificate of Incorporation, as amended, provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit. Article Ninth further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         Article Tenth of the Registrant's Amended and Restated Certificate of Incorporation and Article X of the Registrant's By-laws provide that the Registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Registrant to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, in accordance with and to the full extent permitted by statute. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Registrant in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Registrant.

         Article Tenth of the Registrant's Amended and Restated Certificate of Incorporation and Article X of the Registrant's By-laws further provide that the indemnification provided therein is not deemed exclusive of any other rights to which those seeking indemnification may be entitled.

         In addition to the indemnification provided by the Registrant's Amended and Restated Certificate of Incorporation and By-laws, the Registrant has entered into employment agreements with certain of its executive officers which provide that the Registrant shall indemnify and hold harmless such person from and against any and all costs and liabilities, including without limitation reasonable attorneys' fees, arising out of or in connection with being or having been an officer or director of the Registrant, except in relation to matters as to which such person shall be finally adjudged not to have acted in good faith in the reasonable belief that his action or failure to act was in the best interest of the Registrant.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

Exhibit No.    Description of Exhibit
-----------    ----------------------
 4.1           Amended and Restated Certificate of Incorporation of the
               Registrant, as amended (filed as Exhibit 3 to the Registrant's
               Quarterly Report on Form 10-Q for the fiscal quarter ended June
               29, 1996, filed August 15, 1996, and incorporated herein
               by reference).

 4.2           By-laws of the Registrant (filed as Exhibit 3(b) to the
               Registrant's Form 10-K for the fiscal year ended
               December 30, 1995, filed March 29, 1996, and incorporated herein by reference).

 4.3           2002 Employee Stock Purchase Plan, filed herewith.

 4.4 Specimen certificate for shares of the Registrant's Common Stock, $.01 par value per share, filed herewith.

 5.1           Opinion of Testa, Hurwitz & Thibeault, LLP, filed herewith.

23.1           Consent of BDO Seidman, LLP, filed herewith.

23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included in opinion filed as Exhibit 5.1).

24.1 Power of Attorney (included as part of the signature page to this Registration Statement).

Item 9.  UNDERTAKINGS.

         (a)   The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                     Statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement;

                     (iii) To include any material information with respect to
                           the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or
                     Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Presstek, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hudson, State of New Hampshire, on this 9th day of August, 2002.

                                        PRESSTEK, INC.

                                        By: /s/ Edward J. Marino
                                           -------------------------------------
                                           Edward J. Marino
                                           Chief Executive Officer and President

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Presstek, Inc., hereby severally constitute and appoint Richard A. Williams and Edward J. Marino, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable Presstek, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                         TITLE(S)                                  DATE
       ---------                         --------                                  ----

 /s/ Edward J. Marino         Chief Executive Officer, President and         August 9, 2002
---------------------------   Director (Principal Executive Officer)
Edward J. Marino

 /s/ Moosa E. Moosa           Vice-President Finance, Chief Financial        August 9, 2002
---------------------------   Officer, Treasurer and Secretary (Principal
Moosa E. Moosa                Financial and Accounting Officer)

 /s/ Richard A. Williams      Chairman of the Board and Chief Scientific     August 9, 2002
---------------------------   Officer
Richard A. Williams

 /s/ Dr. Lawrence Howard      Director                                       August 9, 2002
---------------------------
Dr. Lawrence Howard

 /s/ John W. Dreyer           Director                                       August 9, 2002
---------------------------
John W. Dreyer

 /s/ John B. Evans            Director                                       August 9, 2002
---------------------------
John B. Evans

 /s/ Michael D. Moffitt       Director                                       August 9, 2002
---------------------------
Michael D. Moffitt

 /s/ Daniel S. Ebenstein      Director                                       August 9, 2002
---------------------------
Daniel S. Ebenstein

 /s/ Donald C. Waite III      Director                                       August 9, 2002
---------------------------
Donald C. Waite III

                                  EXHIBIT INDEX

Exhibit No.    Description of Exhibit
-----------    ----------------------

 4.1           Amended and Restated Certificate of Incorporation of the
               Registrant, as amended (filed as Exhibit 3 to the Registrant's
               Quarterly Report on Form 10-Q for the fiscal quarter ended June
               29, 1996, filed August 15, 1996, and incorporated herein by reference).

 4.2           By-laws of the Registrant (filed as Exhibit 3(b) to the
               Registrant's Form 10-K for the fiscal year ended December 30, 1995, filed March 29, 1996, and incorporated herein by reference).

 4.3           2002 Employee Stock Purchase Plan, filed herewith.

 4.4 Specimen certificate for shares of the Registrant's Common Stock, $.01 par value per share, filed herewith.

 5.1           Opinion of Testa, Hurwitz & Thibeault, LLP, filed herewith.

23.1           Consent of BDO Seidman, LLP, filed herewith.

23.2 Consent of Testa, Hurwitz & Thibeault, LLP (included in opinion filed as Exhibit 5.1).

24.1 Power of Attorney (included as part of the signature page to this Registration Statement).